Household Consumer Loan Trust, 1996-1
Series 1996-1 Owner Trust Calculations
Due Period Ending	Aug 31, 2001
Payment Date	Sep 17, 2001

Calculation of Interest Expense

Index (LIBOR)	3.640000%
Accrual end date, accrual beginning date and days in Interest Period	Sep 17, 2001 Aug 15, 2001 33
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	93,911,682	63,236,085	6,323,609	17,203,153
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.22%	0.60%	1.00%
Rate (capped at 13%, 15%, 16%)	3.860000%	4.240000%	4.640000%
Interest/Yield Payable on the Principal Balance	332,291	245,778	26,896
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	332,291	245,778	26,896
Interest/Yield Paid	332,291	245,778	26,896

Summary

Beginning Security Balance	93,911,682	63,236,085	6,323,609	17,203,153
Beginning Adjusted Balance	93,911,682	63,236,085	6,323,609
Principal Paid	3,598,197	2,422,828	242,283	696,698
Ending Security Balance	90,313,485	60,813,257	6,081,326	16,544,096
Ending Adjusted Balance	90,313,485	60,813,257	6,081,326
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	90,351,125	60,813,257	6,081,326
Minimum Adjusted Balance		49,000,000	4,900,000	13,300,000
Certificate Minimum Balance			5,265,386
Ending OC Amount as Holdback Amount				16,544,096
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.5205057	$1.8039431	$1.0566109
Principal Paid per $1000	$5.6362740	$17.7829224	$9.5179475